UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2023

HEARTBEAM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-41060	47-4881450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Walsh Avenue, Suite 210

Santa Clara, CA 95050

(Address of principal executive offices, including zip code)

(408) 899-4443

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEAT	NASDAQ
Warrant	BEATW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 28, 2023, HeartBeam, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Maverick Capital Partners, LLC (the “Investor”), pursuant to which the Company agreed to sell, up to $5,000,000 (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at 75% of the average calculated Volume Weighted Average Price per share during a Drawdown Pricing Period (as defined in the SPA). On March 7, 2023, the parties to the SPA entered into an Amendment to Securities Purchase Agreement (the “SPA Amendment No. 1”) pursuant to which the parties agreed to reduce the total value of the Shares available for sale from $5,000,000 to $4,000,000. On March 7, 2023, the Company issued a Draw Down Notice (as defined in the SPA) pursuant to the terms in the SPA to the Investor for 200,105 Shares and the Company received gross proceeds of $500,000. The Shares are expected to be delivered on March 9, 2023.

On February 28, 2023, in connection with the SPA, the Company entered into a note purchase agreement (the “NPA”) with the Investor. Pursuant to the terms of the NPA, the Company agreed to sell, up to $5,000,000 principal amount of notes of the Company, bearing interest at 6% per annum (the “Convertible Notes”). On March 7, 2023, the parties to the NPA entered into a First Amendment to Note Purchase Agreement (the “NPA Amendment No. 1”, together with the SPA Amendment No. 1, the “Amendments”) pursuant to which the parties agreed to reduce the principal amount of the Convertible Notes available for sale from $5,000,000 to $4,000,000.

The total availability of the SPA plus NPA is up to $4 million and can be a combination of both agreements.

On March 1, 2023, the Company issued a $500,000 Convertible Note to the Investor pursuant to the NPA resulting in gross proceeds of $500,000, before deducting other expenses. On March 7, 2023, the Company paid off $500,000 principal amount of the Convertible Note plus accumulated interest.

The Shares issued pursuant to the March 7, 2023 Draw Down Notice will be sold by the Company to the Investor pursuant to a prospectus supplement, which will be filed with the Securities and Exchange Commission (the “SEC”), in connection with a takedown from the Company’s effective shelf registration statement on Form S-3, which was filed with the SEC on February 2, 2023 and subsequently declared effective on February 10, 2023 (File No. 333-269520).

The foregoing description of the Amendments is a summary and is qualified in its entirety by reference to the provisions thereof, a copy of which is attached to this Current Report as Exhibit 10.1 and 10.2 respectively, which are incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Securities Purchase Agreement, dated as of March 7, 2023, by and between HeartBeam, Inc. and the Investor
10.2	First Amendment to Note Purchase Agreement, dated as of March 7, 2023, by and between HeartBeam, Inc. and the Investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HeartBeam, Inc.

Date: March 8, 2023	By:	/s/ Richard Brounstein
	Name:	Richard Brounstein
	Title:	Chief Financial Officer

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